UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2010

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California  92705

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01               Entry into a Material Definitive Agreement; and

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2010, Iteris, Inc. (the “Company”) entered into a Modification Agreement (the “Agreement”) with California Bank & Trust (“CBT”), which amends that certain Amended and Restated Loan and Security Agreement dated February 4, 2009 by and between the Company and CBT, and the promissory notes and other documents relating thereto (collectively, the “Loan Documents”).  The Agreement extends the expiration date of the line of credit under the Loan Documents from October 1, 2010 to October 1, 2012 and revises the definition of the term “Permitted Investments”.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as an exhibit and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Modification Agreement dated September 30, 2010 by and between Iteris, Inc. and California Bank & Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2010
ITERIS, INC.,
a Delaware corporation

	By:	/S/ JAMES S. MIELE
James S. Miele
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Modification Agreement dated September 30, 2010 by and between Iteris, Inc. and California Bank & Trust